Exhibit 99.1
BlackLine Appoints Greg Hughes to Board of Directors, Expanding Enterprise Software and Strategic Growth Expertise
LOS ANGELES – July 28, 2025 – BlackLine, Inc. (Nasdaq: BL), the future-ready financial operations platform for the Office of the CFO, today announced the appointment of Greg Hughes to its Board of Directors effective July 25, 2025. A seasoned enterprise software executive, Hughes brings decades of experience leading strategic transformation at scale.
Hughes most recently served as CEO of Veritas, a global leader in data protection and other mission-critical software. Under his leadership, Veritas re-ignited ARR growth, successfully transitioned to a new subscription pricing model, and created and scaled a cloud business. The transformation of Veritas culminated in a merger of the data protection business with Cohesity, an AI-powered data security and management company. Hughes continues to serve on the board of the merged entity.

In addition to his executive roles, Hughes brings significant public board experience, having served on the board of LogMeIn, a publicly traded collaboration software company, from 2011 to 2017.

Hughes’ appointment follows the addition of Sam Balaji, former CEO of Deloitte Consulting, to BlackLine’s board in June 2025. Together, Hughes and Balaji bring decades of executive leadership across enterprise software, consulting, cybersecurity, and digital transformation—adding to an already experienced and engaged board that continues to play a vital role in guiding BlackLine’s growth and innovation strategy.

“We are thrilled to welcome Greg to BlackLine’s Board of Directors,” said Owen Ryan, Co-CEO and Chairman of the Board of BlackLine. “With Greg and Sam joining an already strong and strategic board, we are deepening our bench of expertise in enterprise technology, global operations, and transformation at scale. The collective leadership and experience of our board is a powerful asset as we continue executing our strategy and delivering long-term value to our customers and shareholders.”

“Greg’s track record of scaling companies and leading through inflection points makes him a natural fit for BlackLine,” added Therese Tucker, Co-CEO and Founder of BlackLine. “He understands what it takes to build and grow category-defining platforms, and I’m excited to welcome him as we continue to innovate for the Office of the CFO.”

“BlackLine has built a differentiated platform with significant opportunities ahead,” said Greg Hughes. “I’m honored to join the board and look forward to working with the other board members and leadership team to help advance the company’s strategy and support its continued momentum as a category leader in financial operations.”

About BlackLine
BlackLine, Inc. (Nasdaq: BL), the future-ready platform for the Office of the CFO, drives digital finance transformation by empowering organizations with accurate, efficient, and intelligent financial operations.

BlackLine’s comprehensive platform addresses mission-critical processes, including record-to-report and invoice-to-cash, enabling unified and accurate data, streamlined and optimized processes, and real-time insight through visibility, automation, and AI. BlackLine’s proven, collaborative approach ensures continuous transformation, delivering immediate impact and sustained value. With a proven track record of innovation, industry-leading R&D investment, and world-class security practices, more than 4,400 customers across multiple industries partner with BlackLine to lead their organizations into the future.
For more information, please visit blackline.com.
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Media Contact:

Samantha Darilek
VP, Communications
samantha.darilek@blackline.com

Investor Contact:

Matt Humphries
SVP, Investor Relations
matt.humphries@blackline.com

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